EXHIBIT E

              FORM OF ADDITION/REMOVAL OF COLLATERAL

                                                  Cleveland, Ohio
                                            ______________, 19___


To:       National City Bank, as Agent [and each of the Banks] 1

Subject: Addition or Removal of Collateral securing the Amended and Restated Credit Agreement, dated as of September 8, 1994 (the "Credit Agreement"), among Health Care REIT, Inc. ("Borrower"), the Banks which are a party thereto and National City Bank, as Agent

Greetings:

Reference is made to the Credit Agreement, which provides for, among other things, (i) that the Borrower may add Operator Loans or Operator Leases as Collateral pursuant to Section 2.08(a) or 2.09(b) or request the release of specific Collateral pursuant to
Section 2.08(b), upon certain terms and conditions. Each of the capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

   Addition of Eligible Operator Loan or Eligible Operator Lease

Pursuant to Section 2.08(a), the Borrower is adding the [Operator Loan][Operator Lease] evidenced by the documents attached hereto and delivered pursuant to Section 3.03[(b)][(a)] as an [Eligible Operator Loan][Eligible Operator Lease] ]. The Operator in respect of such [Eligible Operator Loan][Eligible Operator Lease] is ______________________________, and the Health Care Facility
operated by such Operator is _____________________________________, located at _____________________________________________________.
The Borrower represents and warrants that such [Operator Loan] [Operator Lease] is an Eligible [Operator Loan][Operator Lease] pursuant to the terms of the Credit Agreement and that the documents transmitted herewith include all documents required to be delivered pursuant to Section 3.03[(b)][(a)] of the Credit Agreement.] 2


    Request for Addition of Operator Loan or Operator Lease

Pursuant to Section 2.09(a), the Borrower is requesting that the [Operator Loan][Operator Lease] evidenced by the documents attached hereto and delivered pursuant to Section 3.03[(b)][(a)] be added as a Borrowing Base Asset notwithstanding the failure of such [Operator Loan][Operator Lease] to be an [Eligible Operator Loan] [Eligible Operator Lease] as defined by the Credit Agreement for the reasons specified in the certificate attached hereto and delivered pursuant to Section 2.09(a)(ii). The Operator in respect of such [Eligible Operator Loan][Eligible Operator Lease] is ______________________________, and the Health Care Facility
operated by such Operator is _____________________________________, located at _______________________________________________________.
The Borrower represents and warrants that, except as set forth in the certificate attached hereto and delivered in accordance with
Section 2.09(a)(ii), such [Operator Loan][Operator Lease] is an Eligible [Operator Loan][Operator Lease] pursuant to the terms of the Credit Agreement and that the documents transmitted herewith include all documents required to be delivered pursuant to Section 3.03[(a)][(b)] of the Credit Agreement.] 3

               Removal of Borrowing Base Asset

Pursuant to Section 2.08(b), the Borrower is removing the [Operator Loan][Operator Lease] evidenced by the release documents attached hereto and delivered pursuant to Section 2.08(b) as a Borrowing Base Asset. The Operator in respect of such [Eligible Operator Loan][Eligible Operator Lease] is ______________________________,
and the Health Care Facility operated by such Operator is ________________________________, located at ____________________
_____________________________________________________________.  The
Borrower represents and warrants that such [Operator Loan][Operator Lease] is being released pursuant to and in compliance with the provisions of Section 2.08(b).] 4

                                   HEALTH CARE REIT, INC.


                                   By:

                                   Its:



- - - -------------------------
1. Borrower shall deliver this notice and all documents accompanying such notice to the Agent unless otherwise specified.

2.  Borrower to deliver all documents and certificates required by
Section 3.03(b) or (a), as the case may be, to the Agent.

3.  Borrower to deliver all documents and certificates required by
Section 3.03(b) or (a), as the case may be, to the Agent and each of the Banks.

4.  Borrower to deliver all documents and certificates required by
Section 2.08(b) to the Agent.